    As filed with the Securities and Exchange Commission on August 29, 1995

                                                       Registration No. 33-88708
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           __________________________

                         PRE-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           __________________________


                            GENERAL AUTOMATION, INC.
             (Exact name of registrant as specified in its charter)



           Delaware                                     95-2488811
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
 incorporation or organization)



                              17731 Mitchell North
                            Irvine, California 92714
                                 (714) 250-4800
              (Address, including zip code, and telephone number,
              including area code, of principal executive offices)

                             ______________________


                                Robert D. Bagby
                              17731 Mitchell North
                            Irvine, California 92714
                                 (714) 250-4800
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                    Copy to:

                            Scott E. McConnell, Esq.
                          Higham, McConnell & Dunning
                          28202 Cabot Road, Suite 450
                     Laguna Niguel, California  92677-1250


                             ______________________


         Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. / /

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

                             [COVER PAGE CONTINUED]

===============================================================================================================
                                    CALCULATION OF REGISTRATION FEE
===============================================================================================================
                                                         Proposed             Proposed
                                                         maximum              maximum               Amount
                                                        offering             aggregate                of
 Title of securities            Amount to be            price per             offering           registration
  to be registered               registered               share               price(1)                fee
==============================================================================================================
 Common Stock,
   $.10 par value
   per share                      125,000               $0.5625               $70,313             $100.00(2)
==============================================================================================================

______________

(1) The offering price is estimated pursuant to the provisions of Rule 457 solely for the purpose of calculating the registration fee (based on the closing sale price for the Registrant's Common Stock on the American Stock Exchange on January 19, 1995).

(2)      Previously paid.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

P R O S P E C T U S



                                 125,000 Shares

                            GENERAL AUTOMATION, INC.

                                  Common Stock


         This Prospectus relates to 125,000 shares of Common Stock (the "Shares") of General Automation, Inc. (the "Company"). The Shares may be offered and sold from time to time by and for the account of one or more of the shareholders (the "Selling Shareholders") of the Company identified under the caption "Selling Shareholders." The Company will receive no part of the proceeds of such sales. The Company will bear all of the expenses incurred in connection with the offer and sale of the Shares, other than any commissions, discounts or fees of underwriters, dealers or agents.

         The sale of the Shares by the Selling Shareholders may be effected from time to time in one or more transactions (which may involve block transactions, purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this Prospectus, ordinary brokerage transactions and transactions in which brokers solicit purchases) on the American Stock Exchange, in special offerings, exchange distributions or secondary distributions pursuant to and in accordance with the rules of such exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Brokers or dealers selected by the Selling Shareholders may receive commissions or discounts from the Selling Shareholders in amounts to be negotiated immediately prior to sale (and which, as to a particular broker, may be in excess of customary commissions). The Selling Shareholders and such brokers or dealers, or any other participating brokers or dealers, may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act") in connection with such sales.

         The Company's Common Stock is traded on the American Stock Exchange. On August __, 1995, the closing price of the Company's Common Stock on the American Stock Exchange was $_____ per share.

                      ___________________________________


              AN INVESTMENT IN THE COMPANY'S COMMON STOCK INVOLVES
                   CERTAIN RISKS.  SEE "RISK FACTORS" BELOW.

                      ___________________________________


         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
            PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                      ___________________________________



               The date of this Prospectus is ____________, 1995

                             AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). These reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices: 7 World Trade Center, New York, New York 100048, and 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Company's Common Stock is listed on the American Stock Exchange. Reports, proxy statements and other information concerning the Company can be inspected at The American Stock Exchange, Inc., 86 Trinity Place, New York, New York 10006-1818.

         The Company has filed a registration statement with the Commission with respect to the Shares being offered under this Prospectus (the "Registration Statement"). This Prospectus does not contain all of the information contained in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Commission are hereby incorporated by reference into this Prospectus:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1994, as amended by the Company's Form 10-K/A filed with the Commission on January 4, 1995 and the Form 10-K/A filed with the Commission on August 29, 1995.


         (b) The Company's report on Form 8-K dated November 10, 1994, as amended by the Company's report on Form 8-K/A filed with the Commission on November 28, 1994.


         (c) The Company's reports on Form 10-Q for the quarters ended December 31, 1994, March 31, 1995 and June 30, 1995.


         (d) The description of the Company's Common Stock set forth in its Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Prospectus and prior to the termination of the offering covered by this Prospectus, shall be deemed to be incorporated by reference into this Prospectus from the respective dates of filing of such documents, except as to any portion of any future Annual or Quarterly Report to Shareholders which is not deemed filed under such provisions. For purposes of this Prospectus, any statement in a document incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is incorporated by reference, or in a supplement or appendix to this Prospectus, modifies or supersedes a statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of any and all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the document which this Prospectus incorporates. Written or oral requests should be directed to General Automation, Inc., 17731 Mitchell North, Irvine, California 92714; Attention: Corporate Secretary; Telephone (714) 250-4800.


                                  THE COMPANY

        General Automation, Inc. (the "Company") was incorporated in California in 1967 and reincorporated in Delaware in 1986. The Company is engaged in the development, design, integration, assembly and marketing of multi-user computer systems using commercially available components, including the recently introduced Power and Power PC(TM) microprocessors running IBM's AIX(TM) UNIX(R) operating system, as well as other microprocessors, and the Company's R91(TM) Post Relational Database Application Environment. The R91 is an enhanced version of the Pick(R) operating system, offering functions and features not available on the standard Pick system, such as transaction logging, remote "Q" pointers, and performance and diagnostic measuring features. The Company also sells open system business solutions using proprietary applications software, such as its ZEBRA 2000(TM), which is a complete library automation package, and the Service Advantage System, which is a service company management system. The Company also provides field and support services through a network of customer service representatives.


        As of September 30, 1994, the end of the Company's most recently completed fiscal year, the Company had an accumulated deficit of $40,457,000.


        The Company's principal executive offices are located at 17731 Mitchell North, Irvine California, and its telephone number is (714) 250-4800.


                                  RISK FACTORS

        Prospective purchasers of the Shares offered hereby should consider, in addition to the information set forth elsewhere in this Prospectus or incorporated herein by reference, the following risk factors concerning the
Company:

        Recent Operating Losses. The Company has incurred losses before extraordinary items in each of its last three, and four of its last five, fiscal years. There can be no assurance that the Company will be able to achieve or sustain profitable operations in the future.

        Possible Loss of AMEX Listing. The Company's Common Stock is listed on the American Stock Exchange (the "Exchange"). In determining whether a security warrants continued listing on the Exchange, the Exchange does not rely on any precise mathematical formula. Rather, it considers many factors, including the degree of investor interest in the issuer of the security, the issuer's prospects for growth, and whether the security has suitable characteristics for auction market trading. The Rules of the Exchange state, however, that the Exchange will normally consider delisting a security if any one of a number of events shall occur, including the following: (i) the issuer has stockholders' equity of less than $4,000,000 and has sustained losses from continuing operations in three of its four most recent fiscal years, or (ii) the security has traded for a substantial period of time at a low price per share. The Company has sustained losses before extraordinary items in each of its last three fiscal years, and the Company's stockholders' equity as of September 30, 1994, its most recent fiscal year-end, was $3,246,000. Moreover, the Company's Common Stock has traded at less than $1.00 per share during most of the preceding two years. As of the date of this Prospectus, however, the Company has received no notice that the Exchange is reviewing the listing of the Company's Common Stock. The delisting of the Company's Common Stock on the Exchange could have a material adverse effect on the market for, and the market price of, the Company's Common Stock, and a material adverse effect on the ability of the Company to raise capital.


         Technological Innovations; Decreasing Profit Margin. Competition in the computer hardware market is intense and is characterized by constant introduction of new, more cost effective products caused by rapid technological advances. The Company in the past has been able to keep pace with these technological changes. However, during the last approximately eighteen months, it has become more apparent that the Company cannot continue to compete effectively with its own hardware platforms, and has made the decision to focus its resources on the integration and distribution of hardware products engineered and manufactured by other companies, with value added features provided by the Company, such as its R91 Post Relational Database Application Environment, and full service and support. This change has resulted in a decrease in the gross profit margins which the Company is able to achieve on its hardware sales.


         Competition. The Company competes with a number of companies, many of which have substantially greater financial, technological, marketing and other resources than the Company. Such competitors include Data General Corporation, Digital Equipment Corporation, Hewlett Packard Company, and International Business Machines.


         Cash Flow Constraints; Potential Need for Additional Financing. The Company continues to operate under restricted cash resources. The Company has an agreement with a lender for a revolving line of credit, not to exceed $800,000, which is collateralized by domestic accounts receivable. The agreement is renewable at six month intervals and bears interest at a rate of prime plus 6%, but not less than 14%. In addition, there are other monthly costs for maintaining the line of credit. Because the amount of credit available is dependent upon accounts receivable levels, varying levels of domestic activity could preclude full utilization of this credit facility, which might require that the Company obtain financing from alternative sources. There can be no assurance that the Company will be able to obtain financing from other sources if necessary.


         Dependence Upon Key Personnel. The Company is substantially dependent upon the continuing services of Mr. Robert Bagby, the Company's President and Chief Executive Officer, who is 62 years old, Mr. John R. Donnelly, the Company's Vice President Finance and Chief Financial Officer, who is 60 years old, and Jane Christie, the Company's Vice President, Customer Services, who is 44 years old.


         Lack of Dividends. The Company has not previously paid dividends to its shareholders, and does not anticipate doing so in the foreseeable future.

                              SELLING SHAREHOLDERS


         All of the Shares offered by this Prospectus are being offered by the Selling Shareholders for their own respective accounts. The following table sets forth certain information as of August ___ 1995 with respect to the Selling Shareholders and the shares of the Company's Common Stock which they beneficially own:


                                                                                               Percentage
                                                                                                of Class
                                 Shares Owned             Shares         Shares Owned            Owned
 Name of Selling                   Prior to             Covered by        After the              After
   Shareholder                     Offering             Prospectus        Offering(1)         Offering(1)
 ---------------                 ------------           ----------        -----------         -----------
 Robert Kramer                      75,000                75,000             -0-                   0%
 Lawrence Michels(2)               764,833(3)             50,000          714,833(3)             9.2%

(1) Assuming the sale of all of the Shares to which this Prospectus relates.

(2)    Mr. Michels is Chairman of the Board of Directors of the Company.

(3) Includes 535,000 shares subject to currently exercisable stock options.


                              PLAN OF DISTRIBUTION


         The sale of the Shares by the Selling Shareholders may be effected from time to time in one or more transactions (which may involve block transactions, purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this Prospectus, ordinary brokerage transactions and transactions in which brokers solicit purchases) on the American Stock Exchange, in special offerings, exchange distributions or secondary distributions pursuant to and in accordance with the rules of such exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Brokers or dealers selected by the Selling Shareholders may receive commissions or discounts from the Selling Shareholders in amounts to be negotiated immediately prior to sale (and which, as to a particular broker, may be in excess of customary commissions). The Selling Shareholders and such brokers or dealers, or any other participating brokers or dealers, may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act") in connection with such sales.

         The Company has agreed to maintain the effectiveness of the Registration Statement covering the Shares offered by this Prospectus until the earlier of (i) March 31, 1996, or (ii) the sale of all of the Shares offered hereby. The Company has also agreed to pay the fees and expenses incurred by it in connection with the preparation and filing of the Registration Statement of which this Prospectus is a part. However, the Selling Shareholders are responsible for any commissions, discounts or fees of underwriters, brokers, dealers or agents, and any transfer taxes applicable to the Shares sold pursuant to this Prospectus.

                                    EXPERTS


         The Consolidated Financial Statements of the Company and its subsidiaries as of September 30, 1993 and 1994 and for each of the years in the three-year period ended September 30, 1994, which are incorporated into this Prospectus and the Registration Statement of which it is a part, by reference to the Company's Annual Report on Form 10-K for the year ended September 30, 1994, have been examined by Price Waterhouse LLP, independent certified public accountants, as set forth in their report on such Financial Statements, which has been incorporated herein by reference to that Annual Report on Form 10-K, and are so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.



                                LEGAL MATTERS


         The validity of the issuance of the Common Stock offered hereby will be passed upon for the Company by Higham, McConnell & Dunning, 28202 Cabot Road, Suite 450, Laguna Niguel, California 92677-1250.

==================================================

        No dealer, salesman or other person has
been authorized to give any information or make any representations in connection with this offering other than those contained in this Prospectus (including any Prospectus Supplement) and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by any of the Selling Shareholders. This Prospectus
(including any Prospectus Supplement) does not constitute an offer to sell or a solicitation of an offer to buy any of these securities in any state to any person to whom it is unlawful to make such offer or solicitation in such state.
The delivery of this Prospectus at any time does not imply that the information contained herein is correct as of any time subsequent to its date.


               ---------------

              TABLE OF CONTENTS

                                          Page
                                          ----

Available Information.....................  2
Incorporation of Certain Documents
  by Reference............................  2
The Company...............................  3
Risk Factors..............................  3
Selling Shareholders......................  5
Plan of Distribution......................  5
Experts...................................  6
Legal Matters.............................  6


==================================================
==================================================




                   125,000
                  Shares of
                 Common Stock




           GENERAL AUTOMATION, INC.




                 ___________

                  PROSPECTUS
                 ___________



             _______________, 1995




==================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.         Other Expenses of Issuance and Distribution
                 -------------------------------------------

         The following sets forth the estimated amounts of expenses in connection with the offering of the shares of Common Stock pursuant to this Registration Statement, all of which shall be borne by the Company:

           Securities and Exchange Commission Fee ...........       $   100
          *Accounting Fees and Expenses ....................        $ 4,300
          *Legal Fees and Expenses .........................        $ 7,000
          *Miscellaneous Expenses ..........................        $ 1,100
                                                                    -------
                           Total ..........................         $12,500
                                                                    =======

- -------------
* Estimated.


Item 15.         Indemnification of Directors and Officers
                 -----------------------------------------

                 Section 145 of the Delaware General Corporation Law makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Indemnification Agreements entered into by the Company and its officers and directors provide that the Company shall indemnify its officers and directors to the fullest extent permitted by law.

                 In addition, as permitted by Section 102(b)(7) of the Delaware General Corporation Law, the Company's Certificate of Incorporation provides that a director of the Company shall not be liable to the Company or its shareholders for monetary damages for breach of the director's fiduciary duty of care. However, as provided by Delaware law, such limitation of liability will not act to limit liability (i) for any breach of the director's duty of loyalty to the Company or its shareholders, (ii) for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
         (iii) arising under the provisions of the Delaware General Corporation Law relating to unlawful distributions, or (iv) for any transaction from which the director derived an improper benefit.


Item 16.         Exhibits
                 --------

         5       Opinion of Higham, McConnell & Dunning

         23.1    Consent of Higham, McConnell & Dunning (included in Exhibit 5)

         23.2    Consent of Price Waterhouse LLP

         24 Power of Attorney (set forth on the signature page of this Registration Statement)


Item 17.         Undertakings
                 ------------

         (a)     The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                          (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this Registration Statement;

                          (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 28th day of August, 1995.



                                          GENERAL AUTOMATION, INC.


                                          By:  /s/   ROBERT D. BAGBY
                                              -------------------------------
                                               Robert D. Bagby, President
                                               and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                                Title                              Date
        ---------                                -----                              ----
 /s/ LAWRENCE MICHELS*                    Chairman of the Board                August 28, 1995
- --------------------------                    and Director
     Lawrence Michels

 /s/ LEONARD N. MACKENZIE*                   Vice Chairman                     August 28, 1995
 -------------------------                    and Director
     Leonard N. Mackenzie


 /s/ ROBERT D. BAGBY                         President, Chief                  August 28, 1995
 -------------------------                Executive Officer and
     Robert D. Bagby                            Director


 /s/ JOHN R. DONNELLY                        Chief Financial                   August 28, 1995
 -------------------------                       Officer
     John R. Donnelly                     (Principal Accounting
                                                 Officer)

 /s/ PHILIP T. NODEN*                           Director                       August 28, 1995
 -------------------------
     Philip T. Noden


 /s/ PAUL MORIGI*                               Director                       August 28, 1995
 -------------------------
     Paul Morigi


 /s/ ROBERT M. MCCLURE*                         Director                       August 28, 1995
 -------------------------
     Robert M. McClure




* By:   /s/  JOHN R. DONNELLY
      --------------------------
             John R. Donnelly
             Attorney-in-Fact

                                         EXHIBIT INDEX

                                                                                        Sequentially
     Exhibit No.                           Description                                 Numbered Page
     -----------                           -----------                                 -------------
         5             Opinion of Higham, McConnell & Dunning

         23.1          Consent of Higham, McConnell & Dunning (included in
                       Exhibit 5)

         23.2          Consent of Price Waterhouse LLP

         24 Power of Attorney (set forth on the signature page of this Registration Statement)